UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 5, 2019, which description is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit No.	Description

3.1

Certificate of Designation of Series A Junior Participating Preferred Stock of Red Robin Gourmet Burgers, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Red Robin Gourmet Burgers, Inc. with the United States Securities and Exchange Commission on June 5, 2019).

4.1

Rights Agreement, dated as of June 4, 2019, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Red Robin Gourmet Burgers, Inc. with the United States Securities and Exchange Commission on June 5, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2019

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Michael L. Kaplan
Senior Vice President and Chief Legal Officer